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                                  EXHIBIT 9(r)

              SECOND AMENDMENT TO THE SECURITIES LENDING AGREEMENT
     (DOMESTICE SECURITIES), EFFECTIVE MAY 21, 1998, BETWEEN THE REGISTRANT, BANC ONE INVESTMENT ADVISORS CORPORATION AND BANK ONE TRUST COMPANY, N.A.




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              SECOND AMENDMENT TO THE SECURITIES LENDING AGREEMENT
                              (DOMESTIC SECURITIES)

      This Second Amendment to the Securities Lending Agreement is hereby made effective May __, 1998, by and between The One Group(R), an open-end management investment company formed under the Investment Company Act of 1940 (the "Lender"), Banc One Investment Advisors Corporation, an investment adviser under the Investment Advisers Act of 1940 (the "Adviser"), and Bank One Trust Company, N.A., a national banking association (the "Subcustodian").

                             BACKGROUND INFORMATION

      Pursuant to the Securities Lending Agreement, dated as of August 1995 as amended by the Amendment to Securities Lending Agreement, dated as of January 21, 1997 (the "Agreement"), the Lender participates in a Securities Lending Program developed by the Adviser in conjunction with the Subcustodian. The Lender, the Adviser, and the Subcustodian desire to amend the Agreement to: (i) clarify the amount of securities which may be lent to Borrowers and (ii) authorize the use of letters of credit as collateral for loans of securities.

                             STATEMENT OF AGREEMENT

      The Lender, the Adviser, and the Subcustodian hereby acknowledge the accuracy of the above Background Information and agree to amend the Agreement by deleting Section 5 and Section 8(a) in their entirety and substituting the following in their place:

      "Section 5. MAKING OF LOANS. The Adviser will notify Borrowers that it is prepared to lend securities of the Lender held in the Account. If the Adviser determines, in response to a Borrower's orally advising the Adviser of its desire to borrow securities, to lend securities of the Lender pursuant to a Loan Agreement, the Adviser will instruct the Subcustodian to deliver the securities, and is hereby authorized to take such actions to effect the loan as are required by the Loan Agreement; provided, however, that the Adviser shall lend no more than 33-1/3% of the Fund's total assets. For each Borrower, the Adviser shall establish a maximum limit on the amount of securities that will be delivered to each Borrower in connection with loans of the Lender's securities (the "Borrower Limit"). The Subcustodian shall not deliver Lender's securities to a Borrower when the value of the loan when added to all outstanding loans with the Borrower exceeds the Borrower Limit."

      "Section 8.  COLLATERAL.

      (a) In connection with loans of securities made on behalf of the Lender that are secured by Collateral other than letters of credit, the Adviser agrees to limit Collateral accepted and investments of Cash Collateral to those securities in which the Fund of the Lender owning the loaned securities could invest and, subject to this requirement, the Lender authorizes the Adviser: (i) to accept Collateral of the types which are designated on EXHIBIT D with such changes as recommended from time to time by the Adviser with the approval of the Lender (the "Collateral"); and (ii) to invest cash received as collateral for a loan of securities in any of the types of investments specified on EXHIBIT D as modified from time to time. Where a loan of securities is to be collateralized by a letter of credit, the Adviser shall instruct the Subcustodian to accept only an irrevocable letter of credit that contains an immediate draw-down capability from a financial institution listed on the Advisor's Bank Approved List(s). The Lender hereby authorizes the Adviser to purchase or sell investments of Cash Collateral to or from other accounts advised by the Adviser or held by its affiliates."



                            [SIGNATURE PAGE FOLLOWS]




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 IN WITNESS WHEREOF, this Second Amendment to the Securities Lending Agreement is executed by Lender, the Adviser, and the Subcustodian.


THE ONE GROUP



By: /s/ MARK S. REDMAN
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    Mark S. Redman, President


BANC ONE INVESTMENT ADVISORS CORPORATION



By: /s/ MARK A. BEESON
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    Mark A. Beeson, Senior Managing Director



BANK ONE TRUST COMPANY, N.A.



By: /s/ STEVEN E. CUTLER
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    Steven E. Cutler, Officer